Your Internet Defender, Inc. 8-K/A

Exhibit 10.23

THIS WARRANT, AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Shares of Common Stock of

CORINDUS VASCULAR ROBOTICS, INC.

Dated as of August 12, 2014 (the “Effective Date”)

WHEREAS, CORINDUS, INC., a Delaware corporation (the “Predecessor Company”), entered into a Loan and Security Agreement dated as of June 11, 2014 (the “Loan Agreement”) with STEWARD CAPITAL HOLDINGS, LP, a Delaware limited partnership (the “Warrantholder”);

WHEREAS, the Predecessor Company issued to Warrantholder that certain Warrant to Purchase Shares of Preferred Stock of the Company, dated June 11, 2014 (the “Prior Warrant”);

WHEREAS, the Predecessor Company and the Company entered into a Securities Exchange and Acquisition Agreement dated August 5, 2014 whereby the Company agreed to acquire 100% of the issued and outstanding shares of common stock and preferred stock of the Predecessor Company and rights to acquire shares of common stock and preferred stock of the Predecessor Company, including the Prior Warrant, through an acquisition in exchange for the issuance of shares and rights to acquire shares of the Company’s Common Stock; and

WHEREAS, the Company and the Warrantholder desire to amend and restate the Prior Warrant as set forth in this Warrant Agreement (the “Agreement”) to reflect the right to purchase shares of Common Stock of the Company.

NOW, THEREFORE, the parties hereby agree as follows:

SECTION 1.

GRANT OF THE RIGHT TO PURCHASE COMMON STOCK

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, an aggregate number of fully paid and non-assessable shares of Common Stock equal to the quotient derived by dividing (a) the Warrant Coverage (as defined below) by (b) the Exercise Price (defined below). The Exercise Price of such shares is subject to adjustment as provided in Section 8. This Agreement is issued in substitution of and replacement for the Prior Warrant. As used herein, the following terms shall have the following meanings:

“Act” means the Securities Act of 1933, as amended;

“Company” means Corindus Vascular Robotics, Inc., a Delaware corporation, and any successor or surviving entity that assumes the obligations of the Company under this Agreement pursuant to Section 8(a);

“Charter” means the Company’s Articles of Incorporation, Certificate of Incorporation or other constitutional document, as may be amended from time to time;

“Common Stock” means the Company’s common stock, $0.0001 par value per share;

“Exercise Price” means $1.4083 per share, subject to adjustment pursuant to Section 8;

“Initial Public Offering” means the initial underwritten public offering of the Company’s Common Stock pursuant to a registration statement under the Act, which public offering has been declared effective by the Securities and Exchange Commission (“SEC”);

“Merger Event” means any sale, lease or other transfer of all or substantially all assets of the Company or any merger or consolidation involving the Company in which the Company or an affiliate is not the surviving entity, or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of preferred stock, other securities or property of another entity that is not an affiliate of the Company;

“Purchase Price” means, with respect to any exercise of this Agreement, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Agreement pursuant to such exercise.

“Warrant Coverage” means either (a) $250,000 if Company draws only Tranche A under the Loan Agreement, or (b) $500,000 if Company draws both Tranche A and Tranche B under the Loan Agreement (as “Tranche A” and “Tranche B” are each defined under the Loan Agreement).

SECTION 2.

TERM OF THE AGREEMENT

Except as otherwise provided for herein, the term of this Agreement and the right to purchase Common Stock as granted herein (the “Warrant) shall commence on the Effective Date and shall be exercisable for a period ending upon the earlier to occur of (i) June 11, 2024; or (ii) five (5) years after the Initial Public Offering.

SECTION 3.

EXERCISE OF THE PURCHASE RIGHTS

(a)          Exercise. The purchase rights set forth in this Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than three (3) days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant for shares of Common Stock to be exercised under this Agreement and, if applicable, an amended Agreement representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If the Warrantholder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:

X=	Y(A-B) A

Where:

X =	the number of shares of Common Stock to be issued to the Warrantholder.

Y =	the number of shares of Common Stock requested to be exercised under this Agreement.

A =	the fair market value of one (1) share of Common Stock at the time of issuance of such shares of Common Stock,

B =	the Exercise Price.

For purposes of the above calculation, current fair market value of Common Stock shall mean with respect to each share of Common Stock:

(i)           if the exercise is in connection with an Initial Public Offering, and if the Company’s Registration Statement relating to such Initial Public Offering has been declared effective by the SEC, then the fair market value per share shall be the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering;

(ii)          if the exercise is after, and not in connection with an Initial Public Offering, or if the Common Stock is otherwise traded on a securities exchange or over-the-counter and not in connection with an Initial Public Offering, and:

(A)          if the Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the average of the closing prices over a five (5) day period ending three days before the day the current fair market value of the securities is being determined; or

(B)          if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) day period ending three days before the day the current fair market value of the securities is being determined;

(iii)         if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ National Market or the over-the-counter market, the current fair market value of Common Stock shall be the price per share most recently determined by the Board of Directors of the Company to represent such fair market value per share, as determined in good faith by its Board of Directors (provided, that if the Board of Directors has not made such a determination within the six-month period prior to the date of exercise, then the Board of Directors shall provide, or cause to be provided to, the Warrantholder notice of a determination of such fair market value per share within 15 days after the date of exercise), unless the Company shall become subject to a Merger Event, in which case the fair market value of Common Stock shall be deemed to be the per share value received by the holders of the Company’s Common Stock pursuant to such Merger Event.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b)          Exercise Prior to Expiration. To the extent this Agreement is not previously exercised as to all Common Stock subject hereto, and if the fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Agreement shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before its expiration, the consideration for which shall be, at the Warrantholder’s election, upon written notice to the Warrantholder, (i) by cash or check or (ii) Net Issuance. For purposes of such automatic exercise, the fair market value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Agreement or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

(c)          Exercise Date. Each exercise of this Agreement shall be deemed to have been effected immediately prior to the close of business on the day on which this Agreement shall have been surrendered to the Company as provided in subsection (a) above.

SECTION 4.

RESERVATION OF SHARES

During the term of this Agreement the Company will at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

SECTION 5.

NO FRACTIONAL SHARES OR SCRIP

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Agreement, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the then fair market value of one share of Common Stock.

SECTION 6.

NO RIGHTS AS STOCKHOLDER

This Agreement does not entitle the Warrantholder to any voting rights or other rights as a stockholder of the Company prior to the exercise of this Agreement.

SECTION 7.

WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Agreement. Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Agreement. Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8.

ADJUSTMENT RIGHTS

The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

(a)          Merger Event. If at any time there shall be Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Agreement, the number of shares of common stock or other securities or property (collectively, “Reference Property”) that the Warrantholder would have received in connection with such Merger Event if Warrantholder had exercised this Agreement immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Agreement with respect to the rights and interests of the Warrantholder after the Merger Event to the extent that the provisions of this Agreement (including adjustments of the Exercise Price and adjustments to ensure that the provisions of this Section 8 shall thereafter be applicable, as nearly as possible, to the purchase rights under this Agreement in relation to any Reference Property thereafter acquirable upon exercise of such purchase rights) shall continue to be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Agreement; provided that the foregoing assumption requirement shall not apply if (i) the consideration to be paid for or in respect of the outstanding shares of Common Stock in such Merger Event consists solely of cash and/or readily marketable securities, and (ii) the value of such consideration (as determined at closing in accordance with the definitive executed transaction documents) to be paid for or in respect of each outstanding share of Common Stock is at least three (3) times the Exercise Price in effect as of immediately prior to the closing of such Merger Event. In connection with a Merger Event and upon Warrantholder’s written election to the Company, the Company shall cause this Warrant Agreement to be exchanged for the consideration that Warrantholder would have received if Warrantholder had chosen to exercise its right to have shares issued pursuant to the Net Issuance provisions of this Warrant Agreement without actually exercising such right, acquiring such shares and exchanging such shares for such consideration. The provisions of this Section 8(a) shall similarly apply to successive Merger Events.

(b)          Reclassification of Shares. Except for Merger Events subject to Section 8(a), and subject to Section 8(f), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Agreement exist into the same or a different number of securities of any other class or classes, this Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Agreement immediately prior to such combination, reclassification, exchange, subdivision or other changer The provisions of this Section 8(b) shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.

(c)          Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased and the number of shares of Common Stock issuable hereunder shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the number of shares of Common Stock issuable hereunder shall be proportionately decreased.

(d)          Stock Dividends. If the Company at any time while this Agreement is outstanding and unexpired shall:

(i)          pay a dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

(ii)          make any other distribution with respect to Common Stock (or stock into which the Common Stock is convertible), except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise or conversion of this Warrant a proportionate share of any such distribution as though it were the holder of the Common Stock (or other stock for which the Common Stock is convertible) as of the record date fixed for the determination of the stockholders of the Company entitled to receive such distribution.

(e)          [Intentionally Deleted]

(f)          Notice of Adjustments. If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities; (ii) there shall be any Merger Event; (iii) there shall be an Initial Public Offering; (iv) the Company shall sell, lease, license or otherwise transfer all or substantially all of its assets; or (v) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) at least ten (10) days’ prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; (B) in the case of any such Merger Event, sale, lease, license or other transfer of all or substantially all assets, dissolution, liquidation or winding up, at least ten (10) days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up); and (C) in the case of an Initial Public Offering, the Company shall give the Warrantholder at least ten (10) days’ written notice prior to the effective date thereof.

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment is required to be made, (A) the amount of such adjustment, (B) the method by which such adjustment was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given in accordance with Section 12(g) below.

(g) Timely Notice. Failure to timely provide such notice required by subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder. For purposes of this subsection (g), and notwithstanding anything to the contrary in Section 12(g), the notice period shall begin on the date Warrantholder actually receives a written notice containing all the information required to be provided in such subsection (g).

SECTION 9.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY

(a)          Reservation of Common Stock. The Common Stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever (other than net income taxes imposed by law upon the Warrantholder or consensual encumbrances entered into by the Warrantholder); provided, that the Common Stock issuable pursuant to this Agreement may be subject to restrictions on transfer under state and/or federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Common Stock upon exercise of this Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock, except to the extent of net income taxes imposed by law upon the Warrantholder; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b)          Due Authority. The execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement: (1) does not violate the Company’s Charter or current bylaws; (2) does not contravene any law or governmental rule, regulation or order applicable to it; and (3) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound. This Agreement constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

(c)          Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Agreement, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law (or an exemption therefrom), which filings will be effective by the time required thereby.

Issued Securities.   All issued and outstanding shares of Common Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock and any other securities were issued in full compliance with all federal and state securities laws. In addition, as of the date immediately preceding the date of this Agreement:

(i)          The authorized capital of the Company consists of 150,000,000 shares of Common Stock, of which 95,216,587 shares are issued and outstanding.

(ii)          The Company has reserved 9,035,016 shares of Common Stock for issuance under its Stock Option Plan(s), under which 9,035,016 options are outstanding. Except as set forth on Schedule I attached hereto, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company’s capital stock or other securities of the Company. Except as set forth on Schedule II attached hereto, the Company has no outstanding loans to any employee, officer or director of the Company.

(iii)        Other than in accordance with the Company’s Charter, no stockholder of the Company has preemptive rights to purchase new issuances of the Company’s capital stock.

(d)          [Intentionally Deleted]

(e)          Other Commitments to Register Securities. Except as set forth in this Agreement or as set forth on Schedule III attached hereto, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(f)          Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10, the issuance of the Common Stock upon exercise of this Agreement will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(g)          Compliance with Rule 144. If the Warrantholder proposes to sell Common Stock issuable upon the exercise of this Agreement in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

(h)          Information Rights. During the term of this Warrant, Warrantholder shall be entitled to the information rights contained in Section 7.1 of the Loan Agreement, and Section 7.1 of the Loan Agreement is hereby incorporated into this Agreement by this reference as though fully set forth herein, provided, however, that the Company shall not be required to deliver a Compliance Certificate once all Indebtedness (as defined in the Loan Agreement) owed by the Company to Warrantholder has been repaid.

SECTION 10.

REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER

This Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a)          Investment Purpose. The acquisition of this Agreement and the right to acquire Common Stock is being acquired for investment purposes only, and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of such rights or the Common Stock, except pursuant to an effective registration statement or an exemption from the registration requirements of the Act.

(b)          Private Issue. The Warrantholder understands (i) that the Agreement and the Common Stock issuable upon exercise of this Agreement are not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Agreement will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c)          Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(d)          Investigation and Information. The Warrantholder has been granted the opportunity to make a thorough investigation of the proposed activities of the Company, has been furnished with all materials relating to the Company and its proposed activities that it has requested and has been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations made or information conveyed to it. All questions posed and inquiries made by Warrantholder or its representative(s) concerning the Company and its proposed business activities were answered to its satisfaction. In making its decision to invest in the Company, Warrantholder has relied upon independent investigations made by Warrantholder and by his, her or its professional advisors. Warrantholder has also been afforded the opportunity to obtain any additional nonproprietary information, to the extent the Company possesses that information or can acquire it without unreasonable effort or expense, and has the right to furnish it to Warrantholder, necessary to verify the accuracy of any representation or information contained in this Agreement.

(e)          Risk of No Registration. The Warrantholder understands that if the Company does not register with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the “1934 Act”), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the Act is not in effect when it desires to sell (i) the rights to purchase Common Stock pursuant to this Agreement or (ii) the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Common Stock, or (B) Common Stock issued or issuable hereunder, which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(f)          Accredited Investor. Warrantholder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

(g)          Compliance with Securities Act. Warrantholder, by acceptance hereof, agrees that this Agreement and the Common Stock (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

“THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.”

(h)          Agreement in Connection with Public Offering. In connection with the execution of this Agreement, the Warrantholder shall execute a lock up agreement with the Company reasonably acceptable to the Company.

SECTION 11.

TRANSFERS

Subject to compliance with applicable federal and state securities laws, this Agreement and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Agreement properly endorsed. Each taker and holder of this Agreement, by taking or holding the same, consents and agrees that this Agreement, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Agreement shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Agreement as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Agreement. The transfer of this Agreement shalt be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

SECTION 12.

MISCELLANEOUS

(a)          Effective Date. The provisions of this Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Agreement shall be binding upon any successors or assigns of the Company.

(b)          Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable, The Company expressly agrees that it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

(c)          No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d)          Additional Documents. The Company, upon execution of this Agreement, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in Sections 9(a) through 9(d), 9(f) and 9(g). The Company shall also supply documentation reasonably necessary to evaluate whether to exercise (in cash or a net issuance basis) this Warrant, including without limitation, (i) any merger/purchase/asset sale agreement and related documents and estimated payout allocations to each of the respective stockholders, warrant and option holders in connection with a Merger Event, (ii) the most recent capitalization tables, 409A valuations (if any), and board determination of share value (including any waterfall or per share allocations provided to the share/unitholders), and (iii) most recent articles of incorporation or organization (as applicable).

(e)          Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses and all costs of proceedings incurred in enforcing this Agreement. For the purposes of this Section 12(e), attorneys’ fees shall include without limitation fees reasonably incurred in connection with the following: (1) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(f)          Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(g)          Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery if transmission or delivery occurs on a business day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-business day or after such time, the first business day thereafter or the first business day after deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

STEWARD CAPITAL HOLDINGS, LP
Attention: Donald P. Johns, CFO
3900 S. Overland Avenue
Springfield, MO 65807

Facsimile: 417-831-9998
Telephone: 417-520-2707

If to the Company:

CORINDUS VASCULAR ROBOTICS, INC.
Attention: David Long, Chief Financial Officer
309 Waverly Oaks Rd., Suite 105
Waltham, MA 02452

Facsimile: 805-653-3355
Telephone: 508-653-3335, Ext. 228

or to such other address as each party may designate for itself by like notice.

(h)          Amendment and Restatement of Prior Warrant; Entire Agreement; Amendments. This Agreement amends and restates in its entirety the Prior Warrant. This Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Agreement may be amended except by an instrument executed by each of the parties hereto.

(i)          Headings. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provisions hereof.

(j)          No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(k)          No Waiver. No omission or delay by Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Warrantholder is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter.

(l)          Survival. All agreements, representations and warranties contained in this Agreement or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Agreement and the expiration or other termination of this Agreement.

(m)          Governing Law. This Agreement has been negotiated and delivered to Warrantholder in the State of Missouri, and shall have been accepted by Warrantholder in the State of Missouri. Delivery of Common Stock to Warrantholder by the Company under this Agreement is due in the State of Missouri. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Missouri, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(n)          Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Agreement may be brought in any state or federal court of competent jurisdiction located in the State of Missouri. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in the State of Delaware; (b) waives any objection as to jurisdiction or venue in the State of Delaware; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g). Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(o)          Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM WITH RESPECT TO THIS AGREEMENT (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. This waiver extends to all such Claims, including Claims that involve Persons other than Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement.

(p)          Prejudgment Relief. In the event Claims are to be resolved by arbitration, either party may seek from a court of competent jurisdiction identified in Section 12(n), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

(q)          Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(r)          Loan Agreement. This Agreement is the “Warrant” issued pursuant to the Loan Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	CORINDUS VASCULAR ROBOTICS, INC.

	By:	/s/ David M. Handler
	Name:	David M. Handler
	Title:	Chief Executive Officer

STEWARD CAPITAL HOLDINGS, LP
WARRANTHOLDER:
	By:	/s/ Donald P. Johns
	Name:	Donald P. Johns
	Title:	Vice President/CFO

EXHIBIT I

NOTICE OF EXERCISE

To:	CORINDUS VASCULAR ROBOTICS, INC.

(1)	The undersigned Warrantholder hereby elects to purchase [_________] shares of the Common Stock of Corindus Vascular Robotics, Inc., pursuant to the terms of the Agreement dated the [___] day of June, 2014 (the “Agreement”) between Corindus Vascular Robotics, Inc. and the Warrantholder, and [CASH PAYMENT; tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Agreement to effect a Net Issuance.]

(2)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below.

(3)	The undersigned Warrantholder hereby represents that it is acquiring such shares for its own account, for investment purposes only, and not with a view to, or for sale in connection with, any distribution of any part thereof. The undersigned further represents and confirms that the representations and warranties of the Warrantholder set forth in Section 10 of the attached Agreement are true and correct as of the date hereof.

(Name)

(Address)

WARRANTHOLDER:

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned officer of Corindus Vascular Robotics, Inc. hereby acknowledges receipt of the “Notice of Exercise” from [Warrantholder] to purchase [_____] shares of the Common Stock of Corindus Vascular Robotics, Inc., pursuant to the terms of the Agreement, and further acknowledges that [_____] shares remain subject to purchase under the terms of the Agreement.

COMPANY:	CORINDUS VASCULAR ROBOTICS, INC.

By:
Name:
Title:

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holders Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Agreement.

SCHEDULE I

OPTIONS AND WARRANTS

SCHEDULE II

LOANS

SCHEDULE III

REGISTRATION RIGHTS